As filed with the Securities and Exchange Commission on July 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(408) 943-1234

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James J. Cowie, Esq.

Senior Vice President, General Counsel and Secretary

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

(408) 943-1234

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Stephen Salmon, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). These securities may also be sold separately, together or as units with other securities registered hereunder.

PROSPECTUS

Cadence Design Systems, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CDNS.”

Investing in these securities involves certain risks. Investors should review the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2015

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated or the context requires, the terms “Cadence,” the “company,” “us,” “we” and “our” refer to Cadence Design Systems, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

i

CADENCE DESIGN SYSTEMS, INC.

We develop system design enablement solutions that our customers use to design whole electronics systems and increasingly small and complex integrated circuits (“ICs”) and electronic devices. Our solutions are designed to help our customers reduce the time to bring an electronics system, IC or electronic device to market and to reduce their design, development and manufacturing costs. Our product offerings include Electronic Design Automation software, emulation and prototyping hardware, and two categories of intellectual property (“IP”), verification IP and design IP. We provide maintenance for our software, emulation hardware and IP product offerings. We also provide engineering services related to methodology, education, hosted design solutions and design services for advanced ICs and development of custom IP. These services help our customers manage and accelerate their electronics product development processes.

Cadence Design Systems, Inc. was incorporated in June 1988 in the State of Delaware. Our principal executive offices are located at 2655 Seely Avenue, Building 5, San Jose, California 95134 and our telephone number is (408) 943-1234. Our corporate website address is www.cadence.com. The information on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS

Investing in any of our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and our Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 2015 and July 4, 2015, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations and cash flows.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, file annual, quarterly and other reports and information with the SEC. For further information regarding us, you may desire to review reports and other information filed under the Exchange Act, including the reports and other information incorporated by reference into this prospectus. Such reports and other information may be read and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies can be obtained by mail at prescribed rates by writing to the public reference room mentioned above. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also find our filings at the SEC’s website at http://www.sec.gov and on our website at http://www.cadence.com. Our website and the information contained on our website are not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, as filed with the SEC on February 20, 2015 and as amended by Amendment No. 1 on Form 10-K/A to such Annual Report, as filed with the SEC on July 13, 2015;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 2015 and July 4, 2015, as filed with the SEC on April 27, 2015 and July 27, 2015, respectively;

•	certain portions of our Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting of the stockholders, incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended January 3, 2015, as filed with the SEC on March 27, 2015;

•	the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on August 29, 1990, including any amendment or report filed to update the description therein; and

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2015 and May 18, 2015.

You may request, and we will provide you with, a copy of these filings at no cost by calling us at (408) 943-1234 or by writing to us at the following address:

Cadence Design Systems, Inc.

2655 Seely Avenue, Building 5

San Jose, California 95134

Attn: Investor Relations

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that are not historical in nature, are predictive, or that depend upon or refer to future events or conditions or contain forward-looking statements. Statements including, but not limited to, statements regarding the extent and timing of future revenues and expenses and customer demand, statements regarding the deployment of our products, statements regarding our reliance on third parties and other statements using words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “should,” “will” and “would,” and words of similar import and the negatives thereof, constitute forward-looking statements. These statements are predictions based upon our current expectations about future events. Actual results could vary materially as a result of certain factors, including, but not limited to, those expressed in these statements. We refer you to the risks discussed in our other filings with the SEC incorporated by reference herein, which identify important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus or in the documents incorporated by reference herein speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, repurchases of shares of our common stock, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing (i) income (loss) before provision (benefit) for income taxes and earnings (loss) in equity interests, plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense on indebtedness and the estimated portion of operating lease rental expense that is representative of the interest factor.

Six Months Ended		Year Ended
July 4, 2015	June 28, 2014	January 3, 2015	December 28, 2013	December 29, 2012	December 31, 2011	January 1, 2011(1)
5.5x	4.5x	5.2x	4.5x	5.4x	2.9x	—

(1)	Earnings were inadequate to cover fixed charges for the year ended January 1, 2011 by approximately $62.6 million.

As of July 4, 2015 and during each of the periods presented, we had no shares of preferred stock outstanding. Our ratio of earnings to combined fixed charges and preferred stock dividends for any given period is equivalent to our ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation (“Restated Certificate of Incorporation”), our amended and restated bylaws (“Amended and Restated Bylaws”) and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Amended and Restated Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and Amended and Restated Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the Restated Certificate of Incorporation and Amended and Restated Bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 400,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Common Stock Outstanding. As of July 4, 2015, there were approximately 291,380,000 shares of common stock outstanding, which were held of record by 676 stockholders. A substantially greater number of holders of common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

Dividends. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for dividend payments.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Cadence stockholders are not authorized by our Restated Certificate of Incorporation or our Amended and Restated Bylaws to cumulate votes for the election of directors. Directors are elected by a plurality of the votes entitled to vote and present in person or represented by proxy at the meeting. A majority vote of the shares present or represented by proxy is required for Cadence stockholders to take action on all matters other than the election of directors and certain business combinations with holders of 5% or more of our common stock, which require sixty-six percent (66%) of the outstanding voting stock and a majority of the disinterested shares for approval.

Preemptive Rights, Conversion and Redemption. The common stock is not entitled to preemptive or conversion rights and is not subject to redemption or sinking fund provisions.

Liquidation, Dissolution and Winding-Up. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferences on preferred stock we may issue in the future.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to 400,000 shares of preferred stock in one or more series. Subject to the Delaware General Corporation Law, our board of directors may:

•	fix the rights, preferences, privileges and restrictions on these shares,

•	fix the number of shares and designation of any series, and

•	increase or decrease the number of shares of any series if not below the number of outstanding shares plus the number of shares reserved for issuance.

As of July 4, 2015, all of the 400,000 authorized shares of preferred stock were designated as Series A Junior Participating Preferred Stock and no shares of preferred stock were outstanding. The Series A Junior Participating Preferred Stock was authorized in connection with our stockholder rights plan. The rights plan and related rights expired on February 9, 2006. Although we currently do not intend to do so, our board of directors may issue preferred stock in connection with a new stockholder rights plan or otherwise with voting and conversion rights that could negatively affect the voting power or other rights of the common stockholders without stockholder approval. The issuance of preferred stock may delay or prevent a change in control of Cadence.

Anti-Takeover Provisions

Delaware Takeover Statute. We are governed by Section 203 of the Delaware General Corporation Law (“Section 203”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates, owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Undesignated Preferred Stock. Under our Restated Certificate of Incorporation, the board of directors has the power to authorize the issuance of up to 400,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the common stockholders. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for the common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Provisions. Our Amended and Restated Bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board.

Special Meeting Requirements. Our Amended and Restated Bylaws provide that special meetings of stockholders may be called at the request of the board of directors, the chairman of the board of directors or the chief executive officer.

Cumulative Voting. Neither our Restated Certificate of Incorporation nor our Amended and Restated Bylaws provides for cumulative voting in the election of directors.

These provisions may deter a hostile takeover or delay a change in control or management of Cadence.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

NASDAQ Global Select Market listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CDNS.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute the senior debt of Cadence Design Systems, Inc. The debt securities will be issued under an indenture between Cadence Design Systems, Inc. and Wells Fargo Bank, National Association, as trustee, dated as of October 9, 2014, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We will include in a prospectus supplement the specific terms of each series of debt securities being offered. In addition, the material terms of any indenture, which will govern the rights of the holders of our debt securities, will be set forth in the applicable prospectus supplement. We may have normal banking relationships with the trustee under the indenture in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Cadence, the trustees, the warrant agents, the unit agents or any other agent of Cadence, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

EXPERTS

The consolidated financial statements of Cadence Design Systems, Inc. as of January 3, 2015 and December 28, 2013 and for each of the years in the three-year period ended January 3, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of January 3, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Cadence Design Systems, Inc. (the “Registrant”) in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		+
Accounting fees and expenses		+
Transfer agent and registrar fees		+
Printing and engraving expenses		+
Miscellaneous		+

TOTAL	$	+

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
+	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article VII of the Registrant’s currently effective Restated Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of Article VII shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification. In addition, as permitted by Section 145 of the Delaware General Corporation Law, Article V of the Amended and Restated Bylaws of the Registrant provides that: (a) the Registrant is required to indemnify its current or former directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant’s request (such current or former directors, officers and other persons are hereinafter referred to collectively as “Covered Persons”), to the fullest extent permitted by Delaware law; (b) the Registrant is required to advance expenses as incurred to such Covered

Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit, if successful, to enforce the rights to indemnification under the Amended and Restated Bylaws or to advancement of expenses under the Amended and Restated Bylaws; (d) the rights conferred in the Amended and Restated Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend Article V of the Amended and Restated Bylaws in a way that would adversely affect any right or protection conferred on such Covered Persons.

The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Amended and Restated Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Amended and Restated Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liability arising under the Securities Act of 1933, as amended.

The form of Underwriting Agreement to be filed as Exhibit 1.01 to this Registration Statement is expected to provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

A list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 27th day of July, 2015.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Lip-Bu Tan
Lip-Bu Tan President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2015

/s/ Geoffrey G. Ribar Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 27, 2015

/s/ Dr. John B. Shoven Dr. John B. Shoven	Chairman of the Board of Directors	July 27, 2015

/s/ Mark W. Adams Mark W. Adams	Director	July 27, 2015

/s/ Susan L. Bostrom Susan L. Bostrom	Director	July 27, 2015

/s/ Dr. James D. Plummer Dr. James D. Plummer	Director	July 27, 2015

/s/ Dr. Alberto Sangiovanni-Vincentelli Dr. Alberto Sangiovanni-Vincentelli	Director	July 27, 2015

/s/ George M. Scalise George M. Scalise	Director	July 27, 2015

/s/ Roger S. Siboni Roger S. Siboni	Director	July 27, 2015

/s/ Young K. Sohn Young K. Sohn	Director	July 27, 2015

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit No.	Filing Date	Provided Herewith

1.01*	Underwriting Agreement.

3.01	Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 13, 1998.	10-Q	001-10606	3.01(j)	8/18/1998

3.02	Amended and Restated Bylaws, effective as of May 5, 2014.	8-K	000-15867	3.01	5/7/2014

4.01	Specimen Certificate of the Registrant’s Common Stock.	S-4	33-43400	4.01	10/17/1991

4.02*	Specimen Certificate of the Registrant’s Preferred Stock.

4.03	Base Indenture, dated October 9, 2014, between the Registrant and Wells Fargo Bank, National Association, as trustee.	8-K	000-15867	4.01	10/9/2014

4.04*	Form of Debt Security.

4.05*	Form of Warrant Agreement for Warrants sold separately.

4.06*	Form of Warrant for Warrants sold separately.

4.07*	Form of Warrant Agreement for Warrants sold attached to other Securities.

4.08*	Form of Warrant for Warrants sold attached to other Securities.

4.09*	Form of Purchase Contract.

4.10*	Form of Unit Agreement.

5.01	Opinion of Davis Polk & Wardwell LLP.					X

12.01	Statement Regarding Computation of Consolidated Ratio of Earnings to Fixed Charges.					X

23.01	Consent of KPMG LLP, independent registered public accounting firm.					X

23.02	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (included on the signature page of the Registration Statement).					X

25.01	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.					X

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.